Exhibit 16.1

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


April 19, 2010

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Bio-Clean, Inc.

On April 12, 2010 my appointment as auditor for Bio-Clean, Inc. ceased. I have read Bio-Clean, Inc.'s statements included under Item 4.01 of its Form 8-K dated April 12, 2010 and agree with such statements, insofar as they apply to me.

Very truly yours,


/s/ Ronald R. Chadwick
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Ronald R. Chadwick, P.C.
Certified Public Accountant